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                                                                     EXHIBIT 3.2

                            CERTIFICATE OF AMENDMENT
                  OF THE RESTATED ARTICLES OF INCORPORATION OF
                            NETWORK APPLIANCE, INC.
                            A CALIFORNIA CORPORATION


        The undersigned, Daniel J. Warmenhoven and Jeffry R. Allen, hereby certify that:

        ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

        TWO: The Restated Articles of Incorporation of said corporation, filed on December 22, 1995, as amended on December 18, 1997, shall be amended as set forth in this Certificate of Amendment.

        THREE: Section A of ARTICLE III of the Amended and Restated Articles of Incorporation, is amended to read in its entirety as follows:

        "(A) CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares that the corporation is authorized to issue is Two Hundred Twenty-Five Million (225,000,000) shares. Two Hundred Twenty Million (220,000,000) shares shall be Common Stock and Five Million (5,000,000) shares shall be Preferred Stock.

        As of December 11, 1998, each share of Common Stock outstanding is split into two (2) shares of Common Stock."

                                     * * *

        FOUR: The foregoing Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

        FIVE: The foregoing Certificate of Amendment of the Restated Articles of Incorporation does not require shareholder approval pursuant to Section 902(c) of the General Corporation Law of the State of California. No shares of Preferred Stock are outstanding.

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        IN WITNESS WHEREOF, the undersigned have executed this Certificate of
Amendment on November 30, 1998.


                                        /s/ DANIEL J. WARMENHOVEN
                                        ----------------------------------------
                                        Daniel J. Warmenhoven
                                        President


                                        /s/ JEFFRY R. ALLEN
                                        ----------------------------------------
                                        Jeffry R. Allen
                                        Secretary


        The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Amendment and know the contents thereof, and that the statements therein are true.

        Executed at Santa Clara, California, on November 30, 1998



                                        /s/ DANIEL J. WARMENHOVEN
                                        ----------------------------------------
                                        Daniel J. Warmenhoven



                                        /s/ JEFFRY R. ALLEN
                                        ----------------------------------------
                                        Jeffry R. Allen




                                                [SEAL OF THE SECRETARY OF STATE]